420 Throckmorton Street, Suite 200 Ft. Worth, Texas 76102 800-280-2404

AGREEMENT TERMINATING AND EXTINGUISHING CONSULTING AGREEMENT
AND CONSULTING AND MARKETING AGREEMENT

This Agreement made and entered into on this the 18th day of January, 2017, by and between Galenfeha, Inc., a Nevada corporation, having a principal place of business at 9204 Linwood Avenue, Suite 104, Shreveport, Louisiana 71106, and Asher Oil & Gas Exploration, LLC, a Mississippi limited liability company, Post Office Box 19195, Natchez, Mississippi 39122 and Lane Murray, Post Office Box 22948, Jackson, Mississippi 39225.

Whereas, on July 15, 2016, the parties entered into the following agreements: 1) a Consulting Agreement for a one (1) year term; and 2) a Consulting and Marketing Agreement for a three (3) year term; and

Whereas, the Parties have decided to terminate the aforesaid Agreements under the terms and conditions as set forth hereunder.

Now, therefore, for and in consideration of the mutual covenants contained in this agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.

Termination. The Parties hereby agree that as of the Termination Date, the aforesaid Agreements shall stand terminated and thereafter it shall have no future force or effect. Also, the Parties will not be liable for any ongoing obligations except otherwise set forth herein.

2.	Terms and Consideration for Termination. The Parties hereby agree to the cancellation and extinguishment of the aforesaid agreements as follows:

	(a)	That Asher Oil & Gas Exploration, LLC shall return to Galenfeha, Inc. the stock certificates for the two hundred fifty thousand (250,000) shares previously issued to Asher Oil & Gas, LLC;
	(b)	That Lane Murray shall return to Galenfeha, Inc. the stock certificates for the two hundred fifty thousand (250,000) shares previously issued to Lane Murray;
(c)

Galenfeha, Inc. shall wire transfer unto the Clifford Law Firm, PLLC IOLTA Account at BankPlus in Jackson, Mississippi the sum of forty thousand dollars ($40,000.00) for Asher Oil & Gas Exploration, LLC and Lane Murray, and

	(d)	That all obligations of the Parties under the aforesaid agreements are hereby forever and irrevocably terminated and extinguished.

3.

Release. The Parties do hereby mutually remise, release and forever discharge each other and their respective administrators, executors, representatives, successors and assigns, from any and all actions, causes of action, suits, debts, accounts, covenants, disputes, agreements, promises, damages, judgments, executions, claims, and demands whatsoever in law or in equity that they ever had, now has, or that they or their administrators, executors, representatives, successors and assigns hereafter can or may have, by reason of any act, omission, matter, cause or thing whatsoever occurring at any time prior to the execution of this Termination Agreement, whether known or unknown, suspected or unsuspected, foreseen or unforeseen.

4.

Successors and Assigns. This Agreement is binding upon each Party, and shall inure to the benefit of each Party to this Agreement and their respective officers, directors, employees, agents, subsidiaries, parent corporations, affiliated companies, successors, assigns, agents, heirs, and personal representatives.

5.

Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto as to the termination of the aforesaid Agreements and it merges all prior discussions between them relating thereto. Any amendment or modification to this Agreement shall be effective only if in writing and signed by each party hereto.

6.

Severability. In the event that any provision of this Agreement is determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect without said provision. In such event, the Parties shall in good faith attempt to negotiate a substitute clause for any provision declared invalid or unenforceable, which substitute clause shall most nearly approximate the intent of the Parties in agreeing to such invalid provision, without itself being invalid.

7.

Counterparts. This Agreement may be executed in multiple counterparts, each of which, when executed and delivered, shall be deemed an original, but all of which shall together constitute one and the same instrument.

8.

Entire Agreement. This Agreement shall constitute the entire consulting agreement between the parties and any prior understanding or representation of any kind preceding the date of this Agreement shall not be binding upon either party except to the extent incorporated in this Agreement.

IN WITNESS WHEREOF, the parties hereto, through their duly authorized officers, have executed this Agreement.

/s/ James Ketner
James Ketner
President/CEO
Galenfeha, Inc.

/s/ M. L. Vines
M. L. Vines
Manager
Asher Oil & Gas Exploration, LLC

/s/ Lane Murray
Lane Murray